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                                                                    EXHIBIT 23.1



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial and Operating Data" and to the use of our report dated February 5, 2001 (except Note 5, as to which the date is ________, 2001), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-51522) and related Prospectus of Odyssey HealthCare, Inc. for the Registration of 3,600,000 shares of its common stock.







Dallas, Texas
           , 2001
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The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 5 to the financial statements.


                                        /s/ Ernst & Young LLP


Dallas, Texas
July 27, 2001